UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 4, 2017

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-31737	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events.
See MANAGEMENT’S DISCUSSION AND ANALYSIS - OVERVIEW- “Business Activities,” FUTURE EARNINGS POTENTIAL - “General” and - “Retail Regulatory Matters - Retail Base Rate Cases” and FINANCIAL CONDITION AND LIQUIDITY - “Market Price Risk” of Gulf Power Company (“Gulf Power”) in Item 7 and Note 3 to the financial statements of Gulf Power under “Retail Regulatory Matters - Retail Base Rate Cases” in Item 8 of Gulf Power’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”) for information regarding the petition Gulf Power filed with the Florida Public Service Commission (the “Florida PSC”) requesting an annual increase in Gulf Power’s retail rates and charges of $106.8 million, which includes recovery of the portion of Plant Scherer Unit 3 that has been rededicated to serving retail customers, and a retail return on equity (“ROE”) midpoint of 11%. See also MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Retail Regulatory Matters - Cost Recovery Clauses” of Gulf Power in Item 7 and Note 3 to the financial statements of Gulf Power under “Retail Regulatory Matters - Cost Recovery Clauses” in Item 8 of the Form 10-K for information regarding the inclusion of certain costs associated with the ongoing ownership and operation of Plant Scherer Unit 3 in Gulf Power’s 2017 environmental cost recovery clause (“ECRC”) rate approved by the Florida PSC on November 2, 2016 and MANAGEMENT’S DISCUSSION AND ANALYSIS - FUTURE EARNINGS POTENTIAL - “Other Matters” of Gulf Power in Item 7 and Note 3 to the financial statements of Gulf Power under “Other Matters” in Item 8 of the Form 10-K for information regarding Gulf Power’s petition filed with the Florida PSC requesting permission to recover the investment balances remaining after the retirement of Plant Smith Units 1 and 2.
On April 4, 2017, the Florida PSC voted to approve the settlement agreement (the “Settlement Agreement”) among Gulf Power and the Citizens of Florida through the Office of

Public Counsel, subsequently joined by Florida Industrial Power Users Group and Southern Alliance for Clean Energy, intervenors in Gulf Power’s retail base rate case, with respect to Gulf Power’s request to increase retail rates. Under the terms of the Settlement Agreement, Gulf Power will, among other things, adjust rates effective July 1, 2017 to provide an annual overall net customer impact of approximately $54.3 million. The net customer impact consists of a $62.0 million increase in annual base revenues less an annual credit to be provided to customers through December 2019 through the purchased power capacity cost recovery clause for certain wholesale revenues, which is estimated to be approximately $7.7 million for 2017. Gulf Power also will, among other things, (1) continue its current authorized retail ROE range of 9.25% to 11.25% with a midpoint of 10.25%; (2) be deemed to have an equity ratio of 52.5% for all retail regulatory purposes; and (3) take a one-time $32.5 million write down on the Plant Scherer Unit 3 plant balance to be reflected in retail base rates to resolve the inclusion of Gulf Power’s investment in Plant Scherer Unit 3 in retail rates.
The Settlement Agreement also resolves the remaining issues related to Gulf Power’s inclusion of certain costs associated with the ongoing ownership and operation of Plant Scherer Unit 3 in the ECRC rate, with no adjustments to the ECRC rate approved by the Florida PSC on November 2, 2016.
The Settlement Agreement also provides that Gulf Power will begin amortizing the regulatory asset associated with the investment balances remaining after the retirement of Plant Smith Units 1 and 2 over 15 years and will implement new depreciation rates effective January 1, 2018.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2017	GULF POWER COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary

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